Exhibit 99.1

NEWS RELEASE

Global Crossing Airlines Announces Graduation to NEO Exchange

MIAMI, March 10, 2022 (GLOBE NEWSWIRE) — Global Crossing Airlines Group Inc. (JET: TSX-V; JET.B: TSX-V; JETMF: OTCQB) (the “Company” or “GlobalX”) is pleased to announce that the Neo Exchange Inc. (“NEO Exchange”) has granted final approval of the Company’s listing application and that the shares of Common Stock and Class B Non-Voting Common Stock of GlobalX will commence trading on the NEO Exchange as of 9:30am ET on March 16, 2022. GlobalX’s existing trading symbols “JET” and “JET.B” will remain unchanged as a result of the listing. The Company’s shares will be delisted from the TSX Venture Exchange at the close of market on March 15, 2022.

Ed Wegel, CEO of GlobalX stated, “Within 18 months we have taken GlobalX from a start-up to now operating six aircraft and the completion of a listing on a senior stock exchange. As we continue our rapid growth, we are convinced that listing on the NEO raises our profile among retail and institutional investors and provides a platform from which to expand our shareholder base.”

About the Neo Exchange Inc.

The Neo Exchange Inc. is Canada’s Tier 1 stock exchange for the innovation economy, bringing together investors and capital raisers within a fair, liquid, efficient, and service-oriented environment. Fully operational since June 2015, NEO puts investors first and provides access to trading across all Canadian-listed securities on a level playing field. NEO lists companies and investment products seeking an internationally recognized stock exchange that enables investor trust, quality liquidity, and broad awareness including unfettered access to market data.-

About Global Crossing Airlines

GlobalX is a US 121 domestic flag and supplemental Airline flying the Airbus A320 family aircraft. GlobalX flies as a passenger ACMI and charter airline serving the US, Caribbean, and Latin American markets. In 2022, GlobalX will enter ACMI cargo service flying the A321 freighter, subject to DOT and FAA approvals. For more information, please visit www.globalxair.com.

For more information, please contact:

Mark Salvador, Chief Marketing Officer

Email: mark.salvador@globalxair.com

Tel: 786.751.8510

Or

Ryan Goepel, Chief Financial Officer

Email: ryan.goepel@globalxair.com

Tel: 786.751.8503

Cautionary Note Regarding Forward-Looking Information

This news release contains “forward-looking information” concerning anticipated developments and events that may occur in the future. Forward-looking information contained in this news release includes, but is not limited to, the Company’s intention to fly as an ACMI and wet lease charter airline, the Company’s aircraft fleet size, and the destinations that the Company intends to service.

In certain cases, forward-looking information can be identified by the use of words such as “plans”, “expects”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” suggesting future outcomes, other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking information contained in this news release is based on certain factors and assumptions regarding, among other things, the receipt of financing to continue airline operations, the accuracy, reliability and success of GlobalX’s business model; the timely receipt of governmental approvals; the success of airline operations of GlobalX; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; the Company has or will have sufficient aircraft to provide the service; the impact of competition and the competitive response to GlobalX’s business strategy; and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include risks related to, the ability to obtain financing at acceptable terms, the impact of general economic conditions, risks related to supply chain disruptions, failure to retain or obtain sufficient aircraft, domestic and international airline industry conditions, passenger demand being less than anticipated, the impact of the global uncertainty created by COVID-19, future relations with shareholders, volatility of fuel prices, increases in operating costs, terrorism, pandemics, natural disasters, currency fluctuations, interest rates, risks specific to the airline industry, the ability of management to implement GlobalX’s operational strategy, the ability to attract qualified management and staff, labour disputes, regulatory risks, including risks relating to the acquisition of the necessary licenses and permits; and the additional risks identified in the “Risk Factors” section of the Company’s reports and filings with applicable Canadian securities regulators. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. The forward-looking information is made as of the date of this news release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking information.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) has reviewed or accepts responsibility for the adequacy or accuracy of this release.